Exhibit 10.4

COMPANY SHAREHOLDER SUPPORT AGREEMENT

THIS COMPANY SHAREHOLDER SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of April 3, 2022, by and among Hypebeast Limited, a Cayman Islands exempted company (the “Company”), Iron Spark I Inc., a Delaware corporation (the “SPAC”) and CORE Capital Group Limited, a private company incorporated in the British Virgin Islands (“CORE Capital”).

WHEREAS, the Company, SPAC, Hypebeast WAGMI Inc., a Delaware corporation and wholly owned subsidiary of the Company (the “Merger Sub”) are concurrently herewith entering into an Agreement and Plan of Merger (as the same may be amended, restated or supplemented, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement) pursuant to which, among other things, Merger Sub will be merged with and into the SPAC, with the SPAC being the surviving entity and becoming a wholly owned subsidiary of the Company;

WHEREAS, CORE Capital, being the controlling shareholder of the Company, is, as of the date of this Agreement, the sole legal and beneficial owner of that certain Pre-Consolidation Shares as set forth opposite CORE Capital’s name on Schedule A hereto (such Pre-Consolidation Shares owned by CORE Capital, together with any additional Pre-Consolidation Shares or other shares of the Company (including any securities convertible into or exercisable for Pre-Consolidation Shares or other shares), whether by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon the exercise or conversion of any securities, acquired by CORE Capital after the date hereof and prior to the Termination Date being collectively referred to herein as the “Subject Shares”); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, SPAC and the Company have requested that CORE Capital enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement and the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

Representations and Warranties of CORE Capital

CORE Capital hereby represents and warrants to the Company and the SPAC as follows:

1.1            Organization and Standing; Authorization. CORE Capital has been duly organized and is validly existing and in good standing under the Laws of the British Virgin Islands of its formation, (ii) has all requisite corporate or limited liability power and authority, as applicable, to own, lease and operate its properties and to carry on its business as now being conducted, (iii) has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and (iv) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate proceedings on the part of CORE Capital are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby.

1.2            Binding Agreement. This Agreement has been or shall be when delivered, duly and validly executed and delivered by CORE Capital and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of CORE Capital, enforceable against CORE Capital in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditor’s rights generally and to general principles of equity (collectively, the “Enforceability Exceptions”).

1.3            Governmental Approvals. No Consent of or with any Governmental Authority on the part of CORE Capital is required to be obtained or made in connection with the execution, delivery or performance by CORE Capital of this Agreement or the consummation by CORE Capital of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such Consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of CORE Capital to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.4            Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by CORE Capital will not (a) conflict with or violate any provision of the certificate of incorporation or formation, bylaws, limited liability company agreement, partnership agreement or similar organizational documents of CORE Capital, if and as applicable (collectively, the “Organizational Documents”), (b) conflict with or violate any Law, Governmental Order or required consent or approval applicable to CORE Capital or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by CORE Capital under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of CORE Capital under, (viii) give rise to any obligation to obtain any third party consent or approval from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of CORE Capital, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of CORE Capital to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.5            Subject Shares. As of the date of this Agreement, CORE Capital has beneficial ownership of the Subject Shares set forth opposite CORE Capital’s name on Schedule A hereto, and all such Subject Shares are owned by CORE Capital free and clear of all Liens, other than liens or encumbrances pursuant to this Agreement, the Organizational Documents of the Company or applicable federal or state securities laws. Other than the Subject Shares, CORE Capital does not legally own any Pre-Consolidation Shares or any other shares or securities of the Company that are convertible into or exercisable for Pre-Consolidation Shares or other shares. CORE Capital has the sole right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by this Agreement or the Organizational Documents of the Company.

1.6            Merger Agreement. CORE Capital understands and acknowledges that SPAC and the Company are entering into the Merger Agreement in reliance upon CORE Capital’s execution and delivery of this Agreement. CORE Capital has received a copy of the Merger Agreement and is familiar with the provisions of the Merger Agreement.

ARTICLE II

Representations and Warranties of SPAC

SPAC hereby represents and warrants to CORE Capital and the Company as follows:

2.1            Organization and Standing. SPAC is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. SPAC has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. SPAC is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

2.2            Authorization; Binding Agreement. SPAC has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of SPAC and no other corporate proceedings on the part of SPAC are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by SPAC and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of SPAC, subject to the Enforceability Exceptions.

2.3            Governmental Approvals. No Consent of or with any Governmental Authority on the part of SPAC is required to be obtained or made in connection with the execution, delivery or performance of this Agreement or the consummation by SPAC of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such Consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of SPAC to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

2.4            Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by SPAC will not (a) conflict with or violate any provision of Organizational Documents of SPAC, (b) conflict with or violate any Law, Governmental Order or required consent or approval applicable to SPAC or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by SPAC under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of SPAC under, (viii) give rise to any obligation to obtain any third party consent or approval from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of SPAC, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of SPAC to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE III

Representations and Warranties of the Company

The Company hereby represents and warrants to CORE Capital and SPAC as follows:

3.1            Organization and Standing. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Island. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

3.2            Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors and shareholders of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

3.3            Governmental Approvals. No Consent of or with any Governmental Authority on the part of the Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, any state “blue sky” securities Laws, the Listing Rules and/or the SFO, and the rules and regulations thereunder and (b) where the failure to obtain or make such Consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

3.4            Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by the Company will not (a) conflict with or violate any provision of Organizational Documents of the Company, (b) conflict with or violate any Law, Order or required consent or approval applicable to the Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of the Company under, (viii) give rise to any obligation to obtain any third party consent or approval from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of the Company, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE IV

Agreement to Vote; Certain Other Covenants of CORE Capital

CORE Capital covenants and agrees with SPAC and the Company during the term of this Agreement as follows:

4.1            Agreement to Vote.

(a)            In Favor of Merger and the Transaction Proposal. At any meeting of the shareholders of the Company or any class of shareholders of the Company called to seek the Required Company Shareholder Approval, or at any adjournment thereof, or in connection with any written consent of the shareholders of the Company or any class of shareholders of the Company or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement, any other Additional Agreements, the Merger, the other Transaction Proposals or any other Transactions is sought, CORE Capital shall (i), if a meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote or cause to be voted (including by class vote and/or written consent, if applicable) the Subject Shares in favor of granting the Required Company Shareholder Approval or, if there are insufficient votes in favor of granting the Required Company Shareholder Approval, in favor of the adjournment of such meeting of the shareholders of the Company to a later date.

(b)            Against Other Transactions. At any meeting of shareholders of the Company or at any adjournment thereof, or in connection with any written consent of the shareholders of the Company or in any other circumstances upon which CORE Capital’s vote, consent or other approval is sought, CORE Capital shall (A) if a meeting is held, appear at such meeting in person or by proxy or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum; and (B) vote (or cause to be voted) the Subject Shares (including by withholding class vote and/or written consent, if applicable) against (i) any Company Acquisition Transaction (other than the Merger Agreement and the Merger), dissolution, liquidation or winding up of or by the Company or any public offering of any shares of any of its material Subsidiaries, or, in case of a public offering only, a newly-formed holding company of the Company or such material Subsidiaries, other than in connection with the Transactions, (ii) any Alternative Transaction relating to the Company, and (iii) other than any amendment to Organizational Documents of the Company expressly permitted under the terms of the Merger Agreement, any amendment of Organizational Documents of the Company or other proposal or transaction involving the Company or any of its Subsidiaries, which, in each of cases (i) and (iii) of this sentence, would be reasonably likely to in any material respect impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by the Company of, prevent or nullify any provision of the Merger Agreement or any other Additional Agreement, the Merger, or any other Transaction or change in any manner the voting rights of any class of the Company’s share capital.

(c)            Revoke Other Proxies. CORE Capital represents and warrants that any proxies heretofore given in respect of the Subject Shares that may still be in effect are not irrevocable, and such proxies have been or are hereby revoked, other than the voting and other arrangements under the Organizational Documents of the Company.

4.2            No Transfer. Other than (x) pursuant to this Agreement, (y) upon the prior written consent of SPAC or (z) to an Affiliate of CORE Capital (provided that such Affiliate shall enter into a written agreement, in form and substance reasonably satisfactory to SPAC and the Company, agreeing to be bound by this Agreement to the same extent as CORE Capital was with respect to such transferred Subject Shares), from the date of this Agreement until the date of termination of this Agreement, CORE Capital shall not, directly or indirectly, (i) (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, any Subject Share, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (the actions specified in clauses (a)-(c), collectively, “Transfer”), other than pursuant to the Merger, (ii) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares), or enter into any other agreement, with respect to any Subject Shares, in each case, other than as set forth in this Agreement or the voting and other arrangements under the Organizational Documents of the Company, (iii) take any action that would make any representation or warranty of CORE Capital herein untrue or incorrect, or have the effect of preventing or disabling CORE Capital from performing its obligations hereunder, or (iv) commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or delaying CORE Capital from performing any of its obligations hereunder. Any action attempted to be taken in violation of the preceding sentence will be null and void. CORE Capital authorizes and requests the Company or the SPAC to notify SPAC’s transfer agent that there is a stop transfer order with respect to all of the Subject Shares (and that this Agreement places limits on the voting of the Subject Shares). CORE Capital agrees with, and covenants to, SPAC and the Company that CORE Capital shall not request that Company register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Subject Shares.

4.3            No Solicitation. Prior to the Termination Date, CORE Capital agrees not to, directly or indirectly, (i) solicit, initiate or knowingly encourage or facilitate any inquiry, proposal, or offer which constitutes, or could reasonably be expected to lead to, an Alternative Proposal in their capacity as such, (ii) participate in any discussions or negotiations regarding, or furnish or receive to or from any Person (other than the SPAC, the SPAC’s Affiliates and their respective Representatives) any nonpublic information relating to the Company or its Subsidiaries, in connection with any Alternative Proposal, (iii) approve or recommend, or make any public statement approving or recommending an Alternative Proposal, (iv) enter into any letter of intent, merger agreement or similar agreement providing for an Alternative Proposal, (v) make, or in any manner participate in a “solicitation” (as such term is used in the rules of the SEC) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to voting of the Company’s share capital intending to facilitate any Alternative Proposal or cause any holder of shares of Company’s share capital not to vote to adopt the Merger Agreement and approve the Merger and the other Transactions, (vi) become a member of a “group” (as such term is defined in Section 13(d) of the Exchange Act) with respect to any voting securities of SPAC that takes any action in support of an Alternative Proposal or (vii) otherwise resolve or agree to do any of the foregoing. CORE Capital shall promptly (and in any event within 48 hours) notify SPAC after receipt by CORE Capital of any Alternative Proposal, any inquiry or proposal that would reasonably be expected to lead to an Alternative Proposal or any inquiry or request for nonpublic information relating to the Company or its Subsidiaries by any Person who has made or would reasonably be expected to make an Alternative Proposal. Thereafter, CORE Capital shall keep the Company reasonably informed, on a prompt basis (and in any event within 48 hours), regarding any material changes in the status and material terms of any such proposal or offer. CORE Capital agrees that, following the date hereof, it and its Representatives shall cease and cause to be terminated any existing activities, solicitations, discussions or negotiations by CORE Capital or its Representatives with any parties conducted prior to the date hereof with respect to any Alternative Proposal. Notwithstanding anything contained herein to the contrary, (i) CORE Capital shall not be responsible for the actions of the Company or its board of directors (or any committee thereof), any Subsidiary of the Company, or any officers, directors (in their capacities as such), employees, professional advisors of any of the foregoing (the “Company Related Parties”), including with respect to any of the matters contemplated by this Section 4.3, (ii) CORE Capital makes no representations or warranties with respect to the action of any of the Company Related Parties and (iii) any breach by the Company of its obligations under the Merger Agreement shall not be considered a breach of this Section 4.3 (for the avoidance of doubt, it being understood the CORE Capital shall remain responsible for any breach by it or its Representatives (other than any such Representative that is a Company Related Party) of this Section 4.3.

4.4            Support of Merger. Prior to the Termination Date, CORE Capital shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary to consummate the Merger and the other Transactions on the terms and subject to the conditions applicable thereto and shall not take any action that would reasonably be expected to materially delay or prevent the satisfaction of any of the conditions to the Merger and the Transactions set forth under the Merger Agreement.

4.5            New Shares. In the event that prior to the Closing (i) any shares of the Company’s share capital or other securities of the Company are issued or otherwise distributed to CORE Capital pursuant to any share dividend or distribution, or any change in any of the Company’s share capital by reason of any share split-up, recapitalization, combination, exchange of shares or the like, (ii) CORE Capital acquires legal or beneficial ownership of any Pre-Consolidation Shares after the date of this Agreement, including upon exercise of options or settlement of restricted share units or (iii) CORE Capital acquires the right to vote or share in the voting of any Company’s share capital after the date of this Agreement (collectively, the “New Securities”), for the avoidance of doubt, the terms “Subject Shares” shall be deemed to refer to and include such New Securities (including all such share dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into).

ARTICLE V

Additional Agreements of the Parties

5.1            Termination. This Agreement shall terminate upon the earliest of (i) the Effective Time (provided, however, that upon such termination, Section 5.1, Section 5.2, and Article VI shall survive indefinitely) and (ii) the termination of the Merger Agreement in accordance with its terms, and upon such termination, no party shall have any liability hereunder other than for its willful and material breach of this Agreement prior to such termination; provided, however, that no party to this Agreement shall be relieved from any liability to the other party hereto resulting from a Willful Breach of this Agreement.

5.2            Further Assurances. CORE Capital shall, from time to time, (i) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as SPAC or the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, the Merger Agreement and the other Additional Agreements and (ii) refrain from exercising any veto right, consent right or similar right (whether under the Organizational Documents of the Company or the Listing Rules and/or by the SFO) which would impede, disrupt, prevent or otherwise adversely affect the consummation of the Merger or any other Transaction.

5.3            Confidentiality. CORE Capital shall be bound by and comply with Section 11.4 (Publicity) of the Merger Agreement (and any relevant definitions contained in any such sections) as if (a) CORE Capital was an original signatory to the Merger Agreement with respect to such provisions, and (b) each reference to the “Company” contained in Section 11.4 of the Merger Agreement also referred to CORE Capital.

ARTICLE VI

General Provisions

6.1            Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Company and SPAC in accordance with Section 11.1 of the Merger Agreement and to CORE Capital at its address set forth set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

6.2            Disclosure. CORE Capital hereby authorizes SPAC and the Company to publish and disclose in any announcement, circular or disclosure required by the SEC, the HKSE, the Listing Rules and/or by the SFO, CORE Capital’s identity and ownership of the Subject Shares and the nature of CORE Capital’s obligations under this Agreement; provided, that prior to any such publication or disclosure SPAC and the Company shall provide CORE Capital with an opportunity to review and comment on such announcement or disclosure, which comments SPAC and the Company will consider in good faith.

6.3            Governing Law. This Agreement and all Actions (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by, construed and enforced in accordance with the Laws (both substantive and procedural) of the State of New York applicable to contracts made and to be performed in that State, without regard to the conflict of laws principles thereof that would apply the laws of any other jurisdiction.

6.4            Amendments and Waivers. This Agreement (a) cannot be amended or modified except by a writing signed by each of the parties hereto; and (b) cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

6.5            Miscellaneous. The provisions of Sections 9.2 and 9.3, Sections 11.3 to 11.6 and Sections 11.8 to 11.14 of the Merger Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

[Signature pages follow]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

IRON SPARK I INC.

Signature:	/s/ Joshua L. Spear
Name:	Joshua L. Spear
Title:	Chief Executive Officer and Director

[Signature Page to Company Shareholder Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

HYPEBEAST LIMITED

Signature:	/s/ Kevin Ma
Name:	Kevin Ma
Title:	Authorized Signatory

[Signature Page to Company Shareholder Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

CORE CAPITAL GROUP LIMITED

Signature:	Kevin Ma
Name:	Kevin Ma
Title:	Authorized Signatory

[Signature Page to Company Shareholder Support Agreement]

Schedule A

Company Shareholder	Number of Pre-Consolidation Shares
CORE Capital Group Limited	1,485,000,000

Addresses for Notice:

CORE Capital Group Limited
c/o 40/F, Cable TV Tower,
No.9 Hoi Shing Road, Tsuen Wan, New Territories, Hong Kong
Attn: Irene Cheung
Email: irene.cheung@hypebeast.com